As filed with the Securities and Exchange Commission on March 18, 2014
Registration No. 333-185102

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TAP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	1000	20-5886006
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Freonstraat 29
Parimaribo
Republic of Suriname
Tel:  +597  883-6954
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

State Agent and Transfer Syndicate, Inc.
112 North Curry Street
Carson City, Nevada 89703
(800) 253-1013
 (Address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.
Law Offices of Thomas E. Puzzo, PLLC
3823 44th Ave. NE
Seattle, Washington 98105
Telephone No.: (206) 522-2256
Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

 CALCULATION OF REGISTRATION FEE

Title of Each Class			Proposed Maximum		Proposed Maximum
of Securities	Amount to Be		Offering Price		Aggregate	Amount of
to be Registered	Registered (1)		per Share		Offering Price	Registration Fee

Common Stock, $0.001 per share	40,000,000	(2)	$0.05	(3)	$2,000,000	$272.80

TOTAL	40,000,000		$-		$2,000,000	$272.80

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.
(2) Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named in this registration statement.
(3) Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices reported on the OTC Bulletin Board on October 25, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

ii

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION DATED  MARCH 18, 2014

TAP RESOURCES, INC.

40,000,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain selling stockholders of Tap Resources, Inc. of up to 40,000,000 shares of common stock held by selling stockholders named in this prospectus. We will not receive any of the proceeds from the sale of the shares by the selling stockholders.

Our common stock is quoted on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. under the symbol “TAPP.” The last closing price for our common stock was $0.51 per share, as reported on the OTC Bulletin Board, on April 29, 2013.

Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their common stock.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading “risk factors” beginning on page 6 before investing in our shares of common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is _______________, 2014.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

Until _____, 2014 (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of minerals prices, the possibility that exploration efforts will not yield economically recoverable quantities of minerals, accidents and other risks associated with mineral exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Tap Resources” refer to Tap Resources, Inc. unless the context otherwise indicated.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Tap Resources, Inc. was incorporated on November 1, 2006, under the laws of the State of Nevada, for the purpose of conducting mineral exploration activities.  We are an exploration stage company, with a mining exploration project (the “Marowijne Project”) in the Republic of Suriname that has not realized any revenues to date, and our accumulated net loss as of May 31, 2013 is $24,126.

On September 12, 2012, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with selling stockholders named in this prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”), on a pro rata basis based upon their respective beneficial ownership interest in Infinity Resources, as consideration for all of the issued and outstanding shares of common stock of Infinity held by all the stockholders of Infinity.

As a result of the consummation of the Share Exchange Agreement (i) Infinity became a wholly-owned subsidiary of the Company, and the mineral exploration business of Infinity is now the primary business of the Company, and (ii) the stockholders of Infinity immediately prior to the consummation of the Share Exchange Agreement now hold approximately 99.6% of the shares of common stock of the Company.

Our current cash of $969 will not be sufficient to operate our company for any period of time from the date of this prospectus or complete the second phase or third phase of our planned exploration program on the Marowijne Project. None of our officers or our director have ever visited the Marowijne Property. Phase 1 and only part of Phase 2 of our exploration program have been completed. In Phase 1 of our plan of operation, we hired a registered geologist and began preliminary N.I. 43-101 exploration. This work was performed primarily between January 2012 and August 2012, at a cost of approximately $104,128 and was paid for by a shareholder of the Company. Phase 2 of our plan of operation was to retain Contract Terraquest Ltd, and hire local contractors for ground work. This work was completed preformed between August 2012 and October 2012, at a cost of approximately $41,136 and was paid for by a shareholder of the Company. The next goals in Phase 2 will be to find a reasonable drill target. We estimate spending an additional $210,000 to complete Phase 2. Phase 3 of our plan of operation will be to diamond drill test on the Marowijne Property. We expect this phase to cost approximately $1,000,000. We will require additional funding to proceed with phase 3 work on the claim; we have no current plans on how to raise the additional funding. We have not commenced work on Phase 3 of our exploration program, which we expect to cost approximately $1,000,000 to complete.

We are an exploration stage company formed for the purposes of acquiring, exploring, and if warranted and feasible, developing natural resource property. We have raised an aggregate of $31,200 through private placements of our securities. Proceeds from these placements were used to acquire a mineral property and for working capital.

The concession of the Marowijne Property, located in Suriname, consists of approximately 7,008 hectares located west and adjacent to the Marowijne River, and north to the concession of Surgold-Newmont. From Paramaribo, access to the concessions is by truck or bus using the asphalt road all the way towards Moengo City. At this point, an all weathered laterite dirt road better known as the Patamacca road leads south wards all the way to Snesie Kondre. The entrance point however is located at one and a half hour from Moengoe at the Patamacca main road at around 47 kilometers distance. We have had a qualified consulting geologist prepare a geological evaluation report on the claim.  We intend to conduct exploratory activities on the claim and if feasible, develop the claim.

Neither Andrew Aird, our President and Chief Executive officer and a director, nor Ron McIntyre our Secretary, agreed to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he and she, respectively, would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party looking to obtain or become a public reporting entity, and each of Mr. Aird and Mr. McIntyre also confirms that he and she, respectively, has no such present intention.

No agreements, verbal or written, have been made with respect to the sale of the shares in this offering.  Andrew Aird, our President and a director, and Ron McIntyre, our Secretary, arbitrarily determined the sale price of $0.05 per share. In coming to their decision, Messrs Aird and McIntyre considered that in the past two years, the Company’s shares of common stock have traded three times on virtually no volume.  The Company does not believe that shares of its common stock can trade at $0.51 per share on increased volume.  When the Company filed its Form S-1, it had nominal assets (less than $1,000 in cash) and liabilities of between $128,000 and $145,000, with 90,280,920 shares of common stock issued and outstanding.

The Company’s principal offices are located at Freonstraat 29, Parimaribo, Republic of Suriname.

THE OFFERING

Securities offered:	The selling stockholders are offering hereby up to 40,000,000 shares of common stock.

Offering price:	The selling stockholders will offer and sell their shares of common stock at a price of $0.05 per share on the OTC Bulletin Board, or at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	90,280,920

Shares outstanding after offering:	90,280,920

Market for the shares of common stock:
Our common stock is quoted on the OTC Bulletin Board under the symbol “TAPP.”.  There is no active trading market for our common stock, and there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling stockholders

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended November 30, 2013 . Our working capital as at November 30, 2013 and March 10, 2014 was ($165,916).
November 30, 2013 ($)
Financial Summary (Audited)
Cash and Deposits	458
Total Assets	458
Total Liabilities	166,374
Total Stockholder’s Deficit	(165,916)

Accumulated From April 27, 2012
(Inception) to November 30, 2013 ($)

Statement of Operations
Total Expenses	46,798
Net Loss for the Period	9,902
Net Loss per Share	-

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our financial statements for the year ended November 30, 2013 were prepared assuming that we will continue our operations as a going concern. We were incorporated on November 1, 2006 and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will require additional funds which we plan to raise through the private sale of our common stock, which requires favorable market conditions and interest in our activities by investors. If we are not be able to sell our common stock, funding will not be available for continued operations, and our business will fail.

We anticipate that our current cash of $458 will not be sufficient to complete the second phase or third phase of our planned exploration program on the Marowijne mining claim. Phase 1 and only part of Phase 2 of our exploration program have been completed. We estimate spending an additional $210,000 to complete Phase 2. We have not commenced work on Phase 3 of our exploration program, which we expect to cost approximately $1,000,000 to complete. Subsequent exploration activities will require additional funding. Our only present means of funding is through the sale of our common stock. The sale of common stock requires favorable market conditions for exploration companies like ours, as well as specific interest in our stock, neither of which may exist if and when additional funding is required by us. If we are unable to raise additional funds in the future, our business will fail.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful mineral exploration activities. We may not be successful in carrying out our business objectives.

We were incorporated on November 1, 2006 and to date, have been involved primarily in organizational activities, obtaining financing and acquiring an interest in the claims. Accordingly we have no track record of successful exploration activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful as a junior resource exploration company. Junior exploration companies often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our exploration activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

Due to the speculative nature of mineral property exploration, there is substantial risk that no commercially viable mineral deposits will be found on our Marowijne Property or other mineral properties that we acquire.

In order for us to even commence mining operations we face a number of challenges which include finding qualified professionals to conduct our exploration program, obtaining adequate financing to continue our exploration program, locating a viable mineral body, partnering with a senior mining company, obtaining mining permits, and ultimately selling minerals in order to generate revenue. Moreover, exploration for commercially viable mineral deposits is highly speculative in nature and involves substantial risk that no viable mineral deposits will be located on any of our present or future mineral properties. There is a substantial risk that the exploration program that we will conduct on the Claim may not result in the discovery of any significant mineralization, and therefore no commercial viable mineral deposit. There are numerous geological features that we may encounter that would limit our ability to locate mineralization or that could interfere with our exploration programs as planned, resulting in unsuccessful exploration efforts. In such a case, we may incur significant costs associated with an exploration program, without any benefit. This would likely result in a decrease in the value of our common stock.

If we are unable to obtain an extension of the Marowijne Property claim, our business will fail.

We are a party to a Mineral Right Partnership Agreement, as amended, whereby we have the right to acquire an undivided 100% of the right, title and interest in and to the mineral claim, titled GMD No. 484/10, underlying the Marowijne Property. The holder of the mineral claim, titled GMD No. 484/10, underlying the Marowijne Property, has the right to explore for gold the subject of mineral claim GMD No. 484/10. It is only under this option agreement that we potentially have any right to explore for mineralized material. The Marowijne Property claim for exploration was in good standing until October 12, 2013, and Surmi Company has applied for an extension to the term of the Marowijne Property claim. The Ministry of Natural Resources of the Republic of Suriname has the sole discretion to grant an extension to the term of the Marowijne Property claim for exploration. The Company believes, based on information from Surmi Company, that in about late  April 2014, the extension will be granted for additional term of one year. If, however, an extension to the claim for exploration on the Marowijne Property is not granted by The Ministry of Natural Resources of the Republic of Suriname, you will lose your entire investment.

We have not independently verified the mineral reserves on the Marowijne Property, nor have we personally visited the Marowijne Property, and we have relied solely on the representations and advice of our expert advisors.

No members of management of the Company have personally visited the Marowijne Property.  We have relied on the expert advice of Dr. Dennis LaPoint, a professional geologist and one of his colleagues, Eriaan Wirosono, who is not a professional geologist but has conducted a site visit to the Marowijne Property.  Because we have not independently verified that there are mineral reserves, there may be no commercially viable mineral reserves located on the Marowijne Property.  Assuming there are mineralized materials or mineral reserves that can be proved or proven at some time in the future, there can be no assurance that the Marowijne Property does not contain physical or geological defects that could pose obstacles to our exploration plans that a site visit would have revealed.

Due to the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or may elect not to insure. We currently have no such insurance nor do we expect to obtain such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all our assets and cease operations, resulting in the loss of your entire investment.

Our activities are subject to governmental regulations which may subject us to penalties for failure to comply, may limit our ability to conduct exploration activities and could cause us to delay or abandon our project.

Various regulatory requirements affect the current and future activities of the Company, including exploration activities on our lode claim. Exploration activities require permits from various federal, provincial and local governmental authorities and are subject to laws and regulations governing, among other things, prospecting, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety, and others which currently or in the future may have a substantial adverse impact on the Company. Exploration activities are also subject to substantial regulation under these laws by governmental agencies and may require that the Company to obtain permits from various governmental agencies.

Licensing and permitting requirements are subject to changes in laws and regulations in various operating circumstances. There can be no assurance that the Company will be able to obtain or maintain all necessary licenses and/or permits it may require for its activities or that such permits will be will be obtainable on reasonable terms or on a timely basis or that such laws and regulations will not have an adverse effect on any project which we might undertake.  If the Company is unable to obtain the necessary licenses or permits for our exploration activities, we might have to change or abandon our planned exploration for such non-permitted properties and/or to seek other joint venture arrangements. In such event, the Company might be forced to sell or abandon its property interests.

Failure to comply with applicable laws, regulations, and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing exploration activities to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining activities may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations and, in particular, environmental laws.

Any change in or amendments to current laws, regulations and permits governing activities of mineral exploration companies, or more stringent implementation thereof, could require increases in exploration expenditures, or require delays in exploration or abandonment of new mineral properties. The cost of compliance with changes in governmental regulations has a potential to increase the Company’s expenses.

Because the Company is subject to compliance with environmental regulation, the cost of our exploration program may increase.

Our operations may be subject to environmental regulations promulgated by government agencies from time to time. Environmental legislation provides for restrictions and prohibitions on spills, releases or emissions of various substances produced in association with certain exploration and mining industry operations, such as seepage from tailings disposal areas, which would result in environmental pollution.  A breach of such legislation may result in the imposition of fines and penalties. In addition, certain types of operations require the submission and approval of environmental impact assessments.  Environmental legislation is evolving in a manner which means stricter standards, and enforcement, fines and penalties for non-compliance are more stringent. Environmental assessments of proposed projects carry a heightened degree of responsibility for companies and directors, officers and employees. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations.

The market price for precious metals is based on numerous factors outside of our control. There is a risk that the market price for precious metals will significantly decrease, which will make it difficult for us to fund further mineral exploration activities, and would decrease the probability that any significant mineralization that we locate can be economically extracted.

Numerous factors beyond our control may affect the marketability of minerals. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital and you may lose your entire investment in this offering.

Current management’s lack of experience in and/or with mining and, in particular, mineral exploration activity, means that it is difficult to assess, or make judgments about, our potential success.

Our officers and directors do not have any prior experience with and have never been employed in the mining industry.  Additionally, our officers and directors have no college or university degree, or other educational background, in mining or geology or in a field related to mining.   More specifically, our officers and directors lack technical training and experience with exploring for, starting, and/or operating a mine.  With no direct training or experience in these areas, our officer and director may not be fully aware of many of the specific requirements related to mineral exploration, let alone the overall mining industry as a whole.  For example, management and our directors’ decisions and choices may fail to take into account standard engineering and other managerial approaches mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our officers’ and directors’ future possible mistakes, lack of sophistication, judgment or experience in this particular industry.  As a result, if we do obtain the funding or other means to implement a bona fide mineral exploration program, such program will likely have to be implemented and carried out by joint venturers, partners or independent contractors who would have the requisite mineral exploration experience and know-how that we currently lack.

Since our officers and directors have the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Our officers and directors are not required to work exclusively for us and do not devote all of their time to our operations. Therefore, it is possible that a conflict of interest with regard to their time may arise based on their employment by other companies. Their other activities may prevent them from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that each of our officers and directors will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch when property visits are required or when extensive analysis of information is needed. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our directors.

Since the majority of our shares of common stock are owned by one person, Richard Alexander, our other stockholders may not be able to influence control of the Company or decision making by management of the company, and as such, Mr. Alexander may have a conflict of interest with the minority shareholders at some time in the future.

Richard Alexander beneficially owns 55.4% of our issued and outstanding shares of common stock, and will beneficially own 51.3% of our issued and outstanding shares of common stock assuming the sale of all the shares in this offering. The interests of Mr. Alexander may not be, at all times, the same as that of our other shareholders. Mr. Alexander is not simply a passive investor but is also the controlling shareholder the Company, and as such his interests may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Alexander exercising, in a manner fair to all of our shareholders, his fiduciary duties as the majority shareholder of the Company. Also, Mr. Alexander will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

If the selling shareholders sell a large number of shares all at once or in blocks, the market price of our shares would most likely decline.

The selling shareholders are offering up to 40,000,000 shares of our common stock through this prospectus. Our common stock is presently quoted on the OTC Bulletin Board. No active trading market presently exists for our common stock, but should a market develop, shares sold at a price below the current market price at which the common stock is quoted will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent 44.3% of the shares of common stock outstanding as of the date of this prospectus.

Since our executive officers and directors, are not residents of the United States, it may be difficult to enforce any liabilities against them.

Shareholders may have difficulty enforcing any claims against us because certain of our officers and directors reside outside the United States.  If a shareholder desired to sue our officers and directors, shareholders would have to serve a summons and complaint.  Even if personal service is accomplished and a judgment is entered against that person, the shareholder would then have to locate the assets of that person, and register the judgment in the foreign jurisdiction where the assets are located.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership.

Our available capital resources will not be adequate to fund our working capital requirements based upon our present level of operations beyond March 31, 2014. A shortage of capital would affect our ability to fund our working capital requirements.  If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

We do not presently have a traditional credit facility with a financial institution.  This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve sales could adversely affect our financial condition.

We may not be able to successfully achieve sales in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of sales, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends, a downturn of which could adversely affect our operations.

The success of our operations depends to a significant extent upon a number of factors relating to business spending. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customers and their continued willingness to work with us in the future. An overall decline in the demand for minerals could cause a reduction in our prospective sales and the Company could face a situation where it never achieves a critical mass of sales and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations.

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance.  Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate.  Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no full-time employees.  We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities.  Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We do not have adequate insurance coverage.

At this time, we do not have adequate insurance coverage and therefore have the risk of loss or damages to our business and assets.  We may face liability upon the occurrence of any event which could result in any loss or damages being assessed against the Company.  Moreover, any insurance we may ultimately acquire may not be adequate to cover any loss or liability we may incur.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets. Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition.  We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements.  Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed.  Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.   We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.   It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.   Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

The imprecision of mineral deposit estimates may prove any resource calculations that we make to be unreliable.

Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, we cannot be sure that any mineral deposit estimate will ultimately be reclassified as reserves. If our exploration program locates a mineral deposit, such deposits may never be classified as reserves.

We are sensitive to fluctuations in the price of gold, silver and other metals which is beyond our control. The price of precious metals is volatile and price changes are beyond our control.

The price of gold and other precious metals can fluctuate.  The prices of gold and other precious metals have been and will continue to be affected by numerous factors beyond our control.  Factors that affect the price of gold and other precious metals include the demand from consumers for products that use such metals, economic conditions, over supply from secondary sources and costs of production.  Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of our projects.

Mineral exploration and prospecting is highly competitive and a speculative business and we may not be successful in seeking available opportunities.

The process of mineral exploration and prospecting is a highly competitive and speculative business. In seeking available opportunities, we will compete with a number of other companies, including established, multi-national companies that have more experience and resources than us.  We compete with other exploration companies looking for gold and copper deposits.  Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive.  However, while we compete with other exploration companies, there is no competition for the exploration or removal of minerals from our claims.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes.

All mining is regulated by the government agencies at the federal level of government in the Republic of Suriname. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to obtaining licenses and permits from government agencies before the commencement of mining activities. An environmental impact study that must be obtained on each property in order to obtain governmental approval to mine on the properties is also a part of the overall operating costs of a mining company.

The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.

Mining and exploration activities are subject to extensive regulation by the Republic of Suriname.  Future changes in governments, regulations and policies, could adversely affect our results of operations for a particular period and our long-term business prospects.

Mining and exploration activities are subject to extensive regulation by the Republic of Suriname.  Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters.  Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing and operating mines and other facilities.  Furthermore, future changes in governments, regulations and policies could adversely affect our results of operations in a particular period and our long-term business prospects.

The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside our control.

The majority of our business is focused on providing services in a foreign country which could change its laws or policies such that we cannot conduct business in the Republic of Suriname, resulting in a nearly complete or complete loss of your investment.

Our operations are conducted in the Republic of Suriname, a developing country that has a history of political instability.  There is no guarantee that the Republic of Suriname will not change its laws or policies to reverse policy choices in the past, with the result that our business operations are terminated or expropriated.  Our business depends on contracts with the Republic of Suriname government and its agencies that are subject to interpretation in accordance with the laws, public policies and courts of the Republic of Suriname.   Any change in law or policy that adversely impacts our relations with the Republic of Suriname government, our permits, licenses and consents to conduct our business in the Republic of Suriname or the continuation of our contracts with the Republic of Suriname government agencies would have a material adverse effect on ability to conduct business.

Transportation difficulties and weather interruptions may affect and delay proposed mining operations and impact our proposed business.

Our mining properties are accessible by road. The climate in the area is hot and dry in the summer but is subject to heavy rain in the winter months, which could at times hamper accessibility depending on the winter season precipitation levels. As a result, our exploration and mining plans could be delayed for several months each year.

Supplies needed for exploration may not always be available.  If we are unable to secure exploration supplies we may have to delay our anticipated business operations.

Competition and unforeseen limited sources of supplies needed for our proposed exploration work could result in occasional spot shortages of supplies of certain products, equipment or materials.  There is no guarantee we will be able to obtain certain products, equipment and/or materials as and when needed, without interruption, or on favorable terms.  Such delays could affect our anticipated business operations and increase our expenses.

RISKS RELATING TO OUR COMMON STOCK

Though our common stock is quoted on the OTC Bulletin Board, there is no liquidity and no established public market for our common stock, which means that it will be difficult to sell your shares.

Our common stock is quoted on the OTC Bulletin Board under the symbol “TAPP.”  There is, however, presently no public market in our shares. There can be no assurance that a market for our common stock will develop on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than established trading markets such as the New York Stock Exchange or NASDAQ.  Broker dealers may not be willing to make a market in our shares. In addition, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with two part-time employees.  We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company is a “reporting issuer” under the Securities Exchange Act of 1934, as amended.  Therefore, we incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year.  On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation, as amended, authorize the issuance of 200,000,000 shares of common stock.  As of the date of this prospectus the Company had 90,280,920 shares of common stock outstanding. Accordingly, we may issue up to an additional 109,719,080 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While our shares of common stock are quoted on the OTC Bulletin Board, an established trading market does not exist, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Tap Resources from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders.

DETERMINATION OF THE OFFERING PRICE

The selling stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 90,280,920 shares of our common stock issued and outstanding as of as of the date of this prospectus. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock

		Total Number of
		Shares to be Offered for	Total Shares	Percentage of
	Shares Owned	the Security	Owned After the	Shares owned After
Name of	Before	Holder’s	Offering is	the Offering is
Selling Shareholder	the Offering	Account	Complete	Complete
Checkmate Ventures Inc. (1)	4,450,000	3,636,364	813,636	*
Rowett Capital AG (2)	3,875,000	3,636,364	238,636	*
Tarbert AG (3)	3,767,000	3,636,364	130,636	*
Kincardine Corp. (4)	3,850,000	3,636,364	213,636	*
Lochhouse SA (5)	3,950,000	3,636,364	313,636	*
Coral Capital Ltd. (6)	4,400,000	3,636,364	763,636	*
Caribe Management Ltd. (7)	4,200,000	3,636,364	563,636	*
Dolphin Management Ltd. (8)	3,650,000	3,636,363	13,637	*
Anthony Domenic Pizzacalla (9)	3,825,000	3,636,363	188,637	*
Pamela Mary Hutchinson (9)	4,033,000	3,636,363	396,637	*
Richard Alexander	50,000,000	3,636,363	46,363,637	51.3%
Total	90,000,000	40,000,000	50,000,000	55.3%
________
* less than 1%.
(1)  Voting or investment control held by Ian Dawson.
(2)  Voting or investment control held by Kenneth Ciopolo.
(3)  Voting or investment control held by Anthony Killarney.
(4)  Voting or investment control held by Genevieve Yolanda Perrill.
(5)  Voting or investment control held by Roger Knox.
(6)  Voting or investment control held by Mychal Balderamos.
(7)  Voting or investment control held by David A. Jenkins.
(8)  Voting or investment control held by Diana G. Zetina.
(9)  Anthony Domenic Pizzacalla and Pamela Mary Hutchinson are husband and wife. Each of Anthony Domenic Pizzacalla and Pamela Mary Hutchinson disclaim beneficial ownership of the shares held by the other.

None of the selling shareholders has a relationship with us other than as a shareholder, has ever been one of our officers or directors, or is a broker-dealer registered under the Securities Exchange Act, as amended, or an affiliate of such a broker-dealer.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of the statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to the registration statement to reflect any such material changes to this prospectus.

PLAN OF DISTRIBUTION

As of the date of this prospectus, our shares of common stock are quoted on the OTC Bulletin Board.  The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or quoted or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	to cover short sales made after the date that this registration statement is declared effective by the SEC;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

PENNY STOCK RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks” as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

REGULATION M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution  participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

 DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

We are an exploration stage originally incorporated as River Exploration, Inc. on November 1, 2006, to engage in the business of natural resource exploration.  On June 3, 2009, the Company effected a 45-for-1 forward stock split.  On January 28, 2010, the Company changed its name from River Exploration, Inc. to Fresh Start Private Holdings, Inc.  On May 13, 2010, the Company effected a 250-for-1 reverse stock split. On July 31, 2012, the Company changes its name to Tap Resources, Inc.

At formation on November 1, 2006, the company planned to explore and potentially develop two mineral claims in the Pretty Girl Claim Group in the Golden Mining Division of British Columbia, Canada, under a mineral property option agreement with Andrew Aird, Tap Resources’s President and sole director, granting the mineral property option to the Company.   On June 30, 2009, the Company’s right to exercise its option to acquire the rights to two mineral claims in the Pretty Girl Claim Group expired.

On September 12, 2012, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with selling stockholders named in this prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”), on a pro rata basis based upon their respective beneficial ownership interest in Infinity Resources, as consideration for all of the issued and outstanding shares of common stock of Infinity held by all the stockholders of Infinity.

As a result of the consummtion of the Share Exchange Agreement (i) Infinity became a wholly-owned subsidiary of the Company, and the mineral exploration business of Infinity is now the primary business of the Company, and (ii) the stockholders of Infinity immediately prior to the consummation of the Share Exchange Agreement now hold approximately 99.6% of the shares of common stock of the Company.

The Company has never been involved in any bankruptcy, receivership or similar proceedings since its incorporation nor has it been involved in any reclassification, merger or consolidation. Since our formation on November 1, 2006, we have always been engaged in the business of natural resource exploration.

IN GENERAL

We are an exploration company organized to enter into the mining industry to explore for commercially viable mineral deposits.

We have not initiated our exploration program or realized any revenues to date. There is no assurance that a commercially viable mineral deposit, or reserve, exists on our claims or can be shown to exist until sufficient and appropriate exploration is done and a comprehensive evaluation of such work concludes economic and legal feasibility. Currently, we do not have sufficient funds to enable us to commence or complete our exploration program. We will require financing to commence and complete our exploration program, as described in the Sections entitled “Description of Business” and “Management’s Discussion and Analysis of our Financial Condition and the Results of our Operations.”

As of the date of this prospectus, we have spent no funds on research and exploration of the claims. We have completed Phase 1 of our exploration program. We have not completed Phase 2, and we estimate that Phase 2 will cost approximately $210,000 to complete. We have not yet commenced work on Phase 3, which will cost approximately $1,000,000 to complete. We do not presently have the funds necessary to complete Phase 2 or commence Phase 3.

Our intent is to complete Phase 2 and commence Phase 3 of the exploration phase of our business plan based upon the success of this offering and a specific timetable.

Our business office is located at Freonstraat 29, Parimaribo, Republic of Suriname and our telephone number is +597 883-6954 and our fax number is (775) 981-9191. Our United States and registered statutory office is located at 112 North Curry Street, Carson City, Nevada, 89703.

As of the date of this prospectus, we have raised $90 through the sale of our common stock. There is $458 of cash on hand in the corporate bank account. The company currently has liabilities of $166,374, represented by expenses accrued during its start-up. In addition, the company anticipates incurring costs associated with this offering totaling approximately $11,208. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

We have not earned any revenues to date.  Our independent auditor has issued an audit opinion which includes a statement raising substantial doubt as to our ability to continue as a going concern. The source of information contained in this discussion is our geology report prepared by Eriaan Wirosono, dated June 2011.

There is the likelihood of our mineral claim containing little or no economic mineralization or reserves of gold.  We are presently in the exploration stage of our business and we can provide no assurance that any commercially viable mineral deposits exist on our mineral claims, that we will discover commercially exploitable levels of mineral resources on our property, or, if such deposits are discovered, that we will enter into further substantial exploration programs. Further exploration is required before a final determination can be made as to whether our mineral claims possess commercially exploitable mineral deposits. If our claim does not contain any reserves all funds that we spend on exploration will be lost.

ACQUISITION OF RIGHTS TO THE MAROWIJNE PROPERTY

On September 12, 2012, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with selling stockholders named in this prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”), on a pro rata basis based upon their respective beneficial ownership interest in Infinity Resources, as consideration for all of the issued and outstanding shares of common stock of Infinity held by all the stockholders of Infinity.

The Company obtained its rights in the Marowijne Property by way of its wholly-owned subsidiary, Infinity Resources Inc., a Nevada corporation (“Infinity”), which entered into a Mineral Right Partnership Agreement (the “Mineral Right Partnership Agreement”) dated May 30, 2012 by and between Infinity and Surmi Company N.V., a Surniame “naamloze vennootschap” or “public company” (“Surmi Company”), and Infinity.  Under the Mineral Right Partnership Agreement, as amended, Surmi Company granted to Infinity, the exclusive right and option (the “Property Option”) to acquire an undivided 100% of the right, title and interest in and to the mineral claim, titled GMD No. 484/10, underlying the Marowijne Property.   The holder of the mineral claim, titled GMD No. 484/10, underlying the Marowijne Property, has the right to explore for gold the subject of mineral claim GMD No. 484/10.

In order to have the right to exercise its Property Option, Infinity must incur exploration expenditures of not less than US $225,000 on or before December 31, 2013, not less than $125,000 on or before December 31, 2014. Additionally, Infinity must pay to Surmi Company US $25,000 per annum for so long as Surmi Company holds any interest in the mineral claim underlying the Marowijne Property. If and when Infinity exercises its option, then Infinity must pay a royalty of 10% of net proceeds from mining activity to Surmi Company bi-annually and within 30 days after the end of the second and fourth quarters. As of the date of this prospectus, Infinity is in compliance with the terms of the Mineral Right Partnership Agreement.

Mineral claim GMD No. 484/10, underlying the Marowijne Property is in good standing until October 14, 2013.  The claim is registered in the name of Surmi Company.

We engaged Dr. Dennis LaPoint, a registered professional geologist, to prepare a preliminary N.I. 43-101 to prepare a geological evaluation report on the Marowijne Property.   Dr. LaPointe is a registered Geologist in North Carolina, South Carolina and Tennessee, and he holds a B.Sc in geology from the University of Iowa, a Masters of Science degree from the University of Montana and a PhD in geology from the University of Colorado.

Dr. LaPoint has retained an advisor, Eriaan Wirosono, to oversee on-site exploration of the Marowijne Property.  Work completed by Mr. Wirosono to date includes preparing the geological report of a review of geological data from previous exploration within the region around the Marowijne Property. The acquisition of this data involved the research and investigation of historical files to locate and retrieve data information acquired by previous exploration companies in the area of the mineral claims.

We received the geological evaluation report on the Marowijne Property entitled “Marowijne Property Review Report” prepared by Mr. Wirosono on September 11, 2012.  The geological report summarizes the results of the history of the exploration of the mineral claims, the regional and local geology of the mineral claims and the mineralization and the geological formations identified as a result of the prior exploration.  The geological report also gives conclusions regarding potential mineralization of the mineral claims and recommends a further geological exploration program on the mineral claims.  The description of the Marowijne Property provided below is based on Mr. Wirosono’s report.

DESCRIPTION OF PROPERTY

The primary commodity being explored for on the Marowijne Property is gold. Exploration in the past consisted of geological mapping, prospecting, airborne and ground magnetic and electromagnetic surveys and some soil sampling. The quality assurance program associated with the sampling data of the Company is the Canadian “National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101).”

The concession of the Marowijne Property, located in Suriname, consists of approximately 7,008 hectares located west and adjacent to the Marowijne River, in Surname, and north to the concession of Surgold-Newmont. From Paramaribo, access to the concessions is by truck or bus using the asphalt road all the way towards Moengo City. At this point, an all weathered laterite dirt road better known as the Patamacca road leads south wards all the way to Snesie Kondre. The entrance point however is located at one and a half hour from Moengoe at the Patamacca main road at around 47 kilometers distance.

Figure 1:  Marowijne Property claims.

Regional Geology

The Regional geologic map of Suriname (illustrated in figure 2) shows that the concession can mainly be divided into 2 major units, alternating Meta Graywacke with meta-volcanics locally intruded by Muscovite-Biotite Granitoid. DEM image map also indicates a regional belt of mountain range stiking at NNW-SSE throughout the eastern half of the concession area. However this area could not be investigated due to the absence of any road trails and limited time that was available. Regolith to the west in which a walktrail could be followed composed primarily of grayish to slightly reddish soil often overlayed by a layer of pisoliths or laterite nodules. However no outcrops was noticed and recorded during this project.

Figure 2:  Regional geology surrounding the Marowijne Property.

Figure 3: DEM in the surrounding area of the Marowijne Property

Figure 4: Total Magnetic Intensity map by Terraquest.

PROPERTY HISTORY

There is no documented prior exploration of the Marowijne Property.

GOLD PANNED CONCENTRATE SAMPLING PROCEDURES

Pan samples in the field at the Marowijne Property were prepared using the following procedure:

1)	Collection of a minimum of ½ pale of gravel material to be panned.
2)	A small drainage area of running water, 30-40cm depth iwas prepared Selecting a proper site to do panning.
3)	Filling up Pan/Bate with the collected gravel without losing any samples
4)	Breaking of lumps and washing out mud or clay in the pan under water.
5)	Removal of pebbles of rocks and coarse gravel.
6)	Allowing the gold and other heavy material to settle regularly by shaking the pan thoroughly from side to side.
7)	Removal of excess sand and gravel from pan using circular motion.
8)	Visually Examination of remaining heavy minerals and gold content at the end.
9)	All recovered heavy minerals and gold particles should be placed into small ziplock bags with its sample number.
10)
At each collection site, the sampler assigned a unique number to the sample, records the date, UTM location coordinates, sample type, weight or size, material sampled, size and flow direction of stream, maximum clast size in stream, the presence/absence of quartz vein material, and any other information pertinent to the sample.

All information retrieved during pan sampling was recorded in the database illustrated below. From the database, thematic maps in mapinfo can be generated and evaluated.

In total 17 locations were evaluated by means of pan sampling during the recon project. The gold contents were visually inspected and counted and categorized as follow:

a. Nuggets

b. Flakes

c. Specks

d. Flour

From the first pan sampling work only one location indicated the presence of gold, located on the north western part of the concession adjacent to the border line. The rest were barren of which the concentrates were composed mostly of magnetite, staurolite and in lesser amount with quartz and zircon.

Additionally 7 grab, creek sediment samples were also collected while 1 grab sample of quartz float was obtained from the hill side. These samples have been sent to an assay lab located in Paramaribo, Suriname.

Figure 6: Compilation maps showing pan sample location

Blue dots in figure 6 illustrates locations where pan sampling were conducted

PRESENT PROPERTY CONDITION AND PERMITTING REQUIREMENTS

The Marowijne Property has no plant and equipment, infrastructure or other facilities, and there is currently minimum exploration of the Marowijne Property. We have incurred $177,589 in operating costs. We have completed Phase 1 of our exploration program. We have not completed Phase 2, and we estimate that Phase 2 will cost approximately $210,000 to complete. We have not yet commenced work on Phase 3, which will cost approximately $1,000,000 to complete. We do not presently have the funds necessary to complete Phase 2 or commence Phase 3.

Other than the Company maintaining its good standing under the laws of the Republic of Suriname at a cost of approximately $50 per year, no permits, licenses or approvals are required for us to perform the exploration activities on the Marowijne Property.

CONDITIONS TO RETAIN TITLE TO THE CLAIM

The Marowijne Property claim for exploration was in good standing until October 12, 2013, and Surmi Company has applied for an extension to the term of the Marowijne Property claim. Republic of Suriname law does not require a yearly maintenance fee be paid to keep the exploration claim in good standing. The Ministry of Natural Resources of the Republic of Suriname has the sole discretion to grant an extension to the term of the Marowijne Property claim for exploration. The Company believes, based on information from Surmi Company, that in about late December 2013 or early  April 2014, the extension will be granted for additional term of one year.

To keep the claim, the holder of the claim must have commenced mining operations within three months of the grant of the claim, which operations occurred.  Second, the Head of the Geological Mining Service of the Ministry of Natural resources must have received a detailed work program with an ancillary schedule of the operations to be carried out, which work program was so received by the Head of the Geological Mining Service.  Third, every three months the holder of the claim must have submitted a written report to the Head of the Geological Mining Service regarding the data and results obtained during or by the operations, which written reports have so been submitted.  Fourth, the Head of the Geological Mining Service must have access to the claim site to verify activities of the holder of the claim, which access has so been provided.

The claim does not grant the right to commercially develop, remove, sell and otherwise control production of any mineralized material.  Conditions are to commercially develop and sell mineralized material, including gold from the Marowijne Property, are determined on a discretionary basis by the Ministry of Natural Resources of the Republic of Suriname.

COMPETITIVE CONDITIONS

The mineral exploration business is an extremely competitive industry. We are competing with many other exploration companies looking for minerals. We are a very early stage mineral exploration company and a very small participant in the mineral exploration business. Being a junior mineral exploration company, we compete with other companies like ours for financing and joint venture partners. Additionally, we compete for resources such as professional geologists, camp staff, helicopters and mineral exploration supplies.

GOVERNMENT APPROVALS AND RECOMMENDATIONS

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Republic of Surinam generally.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

We currently have no costs to comply with environmental laws concerning our exploration program. We will also have to sustain the cost of reclamation and environmental remediation for all work undertaken which causes sufficient surface disturbance to necessitate reclamation work. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to a natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy, any environmental damage caused, i.e. refilling trenches after sampling or cleaning up fuel spills. Our initial programs do not require any reclamation or remediation other than minor clean up and removal of supplies because of minimal disturbance to the ground. The amount of these costs is not known at this time as we do not know the extent of the exploration program we will undertake, beyond completion of the recommended three phases described above. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on our earnings or competitive position in the event a potentially economic deposit is discovered.

EMPLOYEES

We currently have no employees other than our directors. We intend to retain the services of geologists, prospectors and consultants on a contract basis to conduct the exploration programs on our mineral claims and to assist with regulatory compliance and preparation of financial statements.

OUR EXECUTIVE OFFICES

Our executive offices are located at Freonstraat 29, Parimaribo, Republic of Suriname.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s mineral claim is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

Our common stock is quoted on the OTC Bulletin Board under the symbol “TAPP.”

The following table sets forth, for the periods indicated, the high and low closing bid prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	Closing Bid Prices (1)
	High	Low

Three Months Ended November 30, 2013	$0.51	$0.51
Three Months Ended May 31, 2013	$0.51	$0.51
Three Months Ended February 28, 2013	$0.51	$0.51
Three Months Ended November 30, 2012	$0.51	$0.51
Three Months Ended August 31, 2012	$0.51	$0.51
Three Months Ended May 31, 2012	$2.50	$2.50
Three Months Ended February 28, 2012	$2.50	$2.50
Three Months Ended November 30, 2011	$2.50	$2.50
Three Months Ended August 31, 2011	$2.50	$2.50
Three Months Ended May 31, 2011	$5.00	$5.00
___________________
(1)	The above table sets forth the range of high and low closing bid prices per share of our common stock as reported on the OTCBB for the periods indicated.

Our transfer agent is Signature Stock Transfer, 2632 Coachlight Court, Plano, Texas 75093, telephone number  (972) 612-4120 .

HOLDERS

As of the date of this prospectus the Company had 90,280,920 shares of our common stock issued and outstanding held by 43 holders of record.

The selling stockholders are offering hereby up to 40,000,000 shares of common stock at a price of $0.05 per share.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.” on page 11.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are “forward-looking” statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our plan of operation for the twelve months following the date of this prospectus is to carry on with phase 2 of the exploration program on our concession. In addition to the $146,007 that has been spent on the first two phases of the exploration program as outlined below, we anticipate spending an additional $16,000 on general and administration expenses including fees payable in connection with the filing of our registration statement and complying with reporting obligations, and general administrative costs. Total expenditures over the next 12 months are therefore expected to be approximately $49,569. If we experience a shortage of funds prior to funding we may utilize funds from our directors, however they have no formal commitment, arrangement or legal obligation to advance or loan funds to the company.

Phase One - Started January 2012, Our Plan of Operation was to retain an independent registered geologist, Dr. Dennis LaPoint.  Under Dr. LaPoint we began a preliminary N.I. 43-101 report.   Si-Omega, a Suriname-based contracting company was retained for logistics and ground activities and a local geologist and team was used for panning.  An Aeromagnetic Gradient and Radiometric survey was recommended to assist in identifying favorable lithologies and structure for gold.

Phase 2 - Started in February of 2012, Terra Quest Ltd. (a Canadian Geophysical exploration company) was hired to complete the Aeromagnetic Gradient and Radiometric. Terra Quest Ltd had completed the survey July 11, 2012 and submitted the report “Operation Report for SURMI N.V.” and related maps by September 15, 2012.

Based on the survey Dr. LaPoint directed Si-Omega to visit the property and begin preliminary exploration on the west side of the concession. In February of 2013 Dr. LaPoint directed Si-Omega and crews to begin preliminary exploration on the east side of concession by boat and walking trails. A local geologist and panner were supplied. This included the scouting of the concession for favorable lithologies for gold and using panning of small drainages to determine the presence of gold.   To date Phase 1 and 2 have been approximately $146,007 in exploration costs.

The Phase 2 work of scouting remains to be completed.  A camp will be reestablished near the center of concession and trails will be cut to access creeks for panning to detect gold.  An additional 1 to 3 months will be required when funds are in place and timing depends of access in the wet versus dry season.  Additional interpretation of geophysical results using 3-D Modeling is also planned.

During Phase 2 we will define targets for trenching and drilling.  This is based on cutting lines for auger sampling and collecting samples at a depth of 1-2 meters.  A crew will be maintained in a base camp, ATV trails prepared, lines cut and samples collected for assay.  The scope depends on the size of areas based on panning and geophysics.  Those decisions will be made by a qualified geologist. We estimate spending an additional $210,000 to complete Phase 2. It is estimated that 6 months will be required.

Phase 3 of our plan of operation will be to trench and complete initial diamond drill test on the Marowijne Property. First, auger anomalies for gold are trenched using rented excavator.  The trenches are mapped and channel sampled.  Based on positive results, diamond core drilling will be conducted on best targets.   Depending on the drill price, an initial 1500 to 2000 meters is planned.  The samples are placed in core boxes for storage and the logged, cut into two halves and one half is assayed.  We expect this phase to cost approximately $1,000,000.  Further drilling will be conducted based on positive results for gold.

The above costs are management’s estimates based upon the recommendations of the professional geologist’s report and the actual project costs may exceed our estimates.

We will require additional funding to proceed with Phase 2 and Phase 3 work on the concession. We have no current plans on how to raise the additional funding. We cannot provide any assurance that we will be able to raise sufficient funds to proceed with any work after the first two phases of the exploration program.

ACCOUNTING AND AUDIT PLAN

We intend to continue to have our Chief Financial Officer prepare our quarterly and annual financial statements and have these financial statements reviewed or audited by our independent auditor. Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $5,000 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $11,000 pay for our accounting and audit requirements.

SEC FILING PLAN

We will be required to file annual and periodic reports subsequent to the effectiveness of this Form S-1.  This means that we will file documents with the United States Securities and Exchange Commission.

We expect to incur filing costs of approximately $1,000 per quarter to support our quarterly and annual filings. In the next twelve months, we anticipate spending approximately $5,000 for legal costs in connection with our three quarterly filings, annual filing, and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS FOR THE YEAR ENDED NOVEMBER 30, 2013 AND FROM INCEPTION (APRIL 27, 2012) TO THE YEAR ENDED NOVEMBER 30, 2013.

We have had no operating revenues since our inception on April 27, 2012, through November 30, 2013. Our activities have been financed from the proceeds of share subscriptions. From our inception to November 30, 2013 we have raised a total of $90 from private offerings of our common stock.  From our inception (April 27, 2012) to November 30, 2013 we have raised a total of $90 from private offerings of our common stock.

For the year ended November 30, 2013, we incurred 38,238 in operating expenses, consisting of $31,361 in professional fees and $6,877 in office and general expenses.  From inception (April 27, 2012) to the period ended November 30, 2012, we incurred $8,560 in operating expenses, consisting of $4,192 in professional fees and $4,368 in office and general expenses, and we had a gain on forgiveness of $36,896.

We incurred a net loss of $38,238 for year ended November 30, 2013, and a net profit of $28,336 for the period ended November 30, 2012.

The acquisition under the September 12, 2012 Share Exchange Agreement, has been treated as a recapitalization of Tap Resources, Inc., with Infinity Resources, Inc as the accounting acquirer in accordance with the Reverse Merger rules. As a result of the consummation of the Share Exchange Agreement, Infinity became a wholly-owned subsidiary of the Company and the mineral exploration business of Infinity is now the primary business of the Company. As such the discussion on operations reflects that of the surviving entity for the period from inceptions (April 27, 2012) to November 30, 2013.

Our auditor's report on our November 30, 2013 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business.  This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This doubt exists because we have not generated any revenues and no revenues are anticipated until we secure another mineral claim and begin removing and selling minerals. Our only other source of cash at this time is advances from our officer and director and investment by others through loans or sale of our common equity. Our success or failure will be determined by what we find under the ground. See “November 30, 2013 Audited Financial Statements - Auditors Report.”

As of November 30, 2013, Tap Resources had $458 of cash on hand. Management believes this amount will not satisfy our cash requirements for the next twelve months or until such time that additional proceeds are raised. We plan to satisfy our future cash requirements - primarily the working capital required for any planned exploration activities and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock.

In order to maintain our status as a going concern we must raise additional proceeds of approximately $40,000 over the course of the next twelve months in order to cover expenses related to maintaining our status as a reporting company (legal, auditing, and filing fees) estimated at $35,000 and $5,000 to cover administrative costs.  In the event we negotiate mineral claims, in order to begin staged exploration activities, the Company will be required to raise additional capital.  However, the Company cannot estimate the expense of staged exploration activities until such mineral claims have been identified.  There is no assurance we will receive the required financing to complete our business strategies. Even if we are successful in raising capital, we have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. If we are unable to accomplish raising adequate funds, it would be likely that any investment made into the Company would be lost in its entirety.

If we are unsuccessful in raising the additional proceeds through a private placement offering we will then have to seek additional funds through debt financing, which would be highly difficult for a new exploration stage company to secure. We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements for the next 12 months. We expect to incur exploration and administrative expenses as well as professional fees and other expenses associated with maintaining our SEC filings. We will require additional funds during this time and will seek to raise the necessary additional capital. If we are unable to obtain additional financing, we may be required to reduce the scope of our exploration activities, which could harm our business, financial condition and operating results.  Additional funding may not be available on favorable terms, if at all.

Liquidity and Capital Resources

As of November 30, 2013, the Company had $458 in cash. As of November 30, 2013, the Company had total current liabilities of $166,374, consisting of accounts payable of $106,472 and amounts due a related party of $59,902. The Company requires additional funding to meet its ongoing obligations, to fund anticipated operating losses and to continue its exploration of the Marowijne Property.

The Company has received $59,902 as a loan from two shareholders of the Company. The loans ($57,992 and $1,910) are unsecured, payable on demand and bear no interest. On November 1, 2012, two third party lenders forgave all debts owing to them by the Company for all advances totaling $36,896. All these sums are reflected as an income under statement of operations for the period ended November 30, 2012.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues since inception and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. Our only other source of cash at this time is advances from our officer and director and investments by others through loans or sale of our common equity. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. The Company intends to continue to fund its mineral exploration business by way of private placements and advances from related parties as may be required.

We anticipate that our current cash and cash equivalents and cash generated from financing activities will be insufficient to satisfy our liquidity requirements. We expect to incur exploration and administrative expenses as well as professional fees and other expenses associated with maintaining our SEC filings. If we are unable to obtain additional financing, we may be required to reduce the scope of our exploration activities, which could harm our business, financial condition and operating results. Additional funding may not be available on favorable terms, if at all.

We do not anticipate the purchase or sale of any plant or equipment.

We do not anticipate hiring any employees.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The Company’s financial statements are prepared using the accrual method of accounting and are presented in United States Dollars.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $9,902.  As at November 30, 2013, the Company has a working capital deficit of $165,916.   The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses.  The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations.  Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.  The Company intends to continue to fund its mineral exploration business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company's bank accounts are deposited in insured institutions.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As the company does not have any dilutive shares outstanding as on February 28, 2013, the accompanied financial statements present only basic loss per share.

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with FASB accounting standards for Accounting for Income Taxes and Accounting for Uncertainty in Income Taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mineral Property Expenditures

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930-805, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

As of the date of these financial statements, the Company has incurred only property option payments and exploration costs which have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

In accordance with accounting standards for asset retirement obligations (ASC 410), the Company records the fair value of a liability for an asset retirement obligation (ARO) when there is a legal obligation associated with the retirement of a tangible long-lived asset and the liability can be reasonably estimated. No ARO’s associated with legal obligations to retire oil and gas properties have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated ARO. The Company performs periodic reviews of its oil and gas properties long-lived assets for any changes in facts and circumstances that might require recognition of a retirement obligation.

Fair value of financial instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

As at  November 30, 2013, the Company had no stock-based compensation plans nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statements.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Directors and Officers currently serving our Company is as follows:

Name(1)	Age	Positions and Offices

Andrew Aird	71	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Ron McIntyre	64	Secretary

(1)	Unless otherwise noted, the address of each person listed is c/o Tap Resources, Inc., Freonstraat 29, Parimaribo, Republic of Suriname

The directors named above will serve until the next annual meeting of the stockholders or until their respective resignation or removal from office. Thereafter, directors are anticipated to be elected for one-year terms at the annual stockholders’ meeting. Officers will hold their positions at the pleasure of the Board of Directors, absent any employment agreement, of which none currently exists or is contemplated.

Andrew Aird

Mr. Aird has served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director since November 8, 2006. Mr. Aird also served our as Secretary from November 8, 2006 until March 25, 2009. Mr. Aird is a Chartered Accountant (FCA) with a 30- year career in the printing industry, culminating as Director of Finance (International) of Canada's largest multinational business forms company. Since January 2008, Mr. Aird has been self-employed as an accountant with Sherobee Management Ltd., which provides accounting services. Mr. Aird’s desire to found our company and his background as an accounting professional led to our conclusion that Mr. Aird should be serving as a member of our board of directors in light of our business and structure.

Ron McIntyre

Mr. McIntyre has served as our Secretary since March 25, 2009. Mr. McIntyre has management experience with technology companies and start-ups in the United States and Canada. Concurrently herewith, Mr. McIntyre also serves as the President, Secretary and Director of Kaleidoscope Venture Capital, Inc., a publicly-owned Nevada corporation , and the performance of such duties was Mr. McIntyre’s principal occupation and employment between 2008 and March 25, 2009, which at the time provided VOIP telephony services.  Since August 2009, Mr. McIntyre has been self employed as an independent consultant providing business planning consultation to small companies.

During 13 years with A.B. Dick Co., Mr. McIntyre held positions as Branch Manager and Pacific Zone Manager, and then transferred to California to commence branch sales operations in Sacramento.

For 7 years, Mr. McIntyre worked for NBI, first to start up operations in Sacramento, Vancouver and Victoria, and then stepped up to Western Regional Manager. He joined Consumers Software Inc. in 1989 as Director of Sales & Marketing.

In addition, Mr. McIntyre was the owner/operator of VIPaging Services, Ltd., a licensed paging company in British Columbia. He was also President and CEO of Visionary Solutions.

Mr. McIntyre also served as Vice President, Sales & Marketing, Director of IT, and Vice President of Operations for Aimtronics Corporation.

Mr. McIntyre’s background in management and sales led to our conclusion that Mr. McIntyre should be serving as a member of our board of directors in light of our business and structure.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to its sole director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

Other than our officers and sole director, we currently have no other significant employees.

CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our sole director. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early exploration stage company and has only one director, and to date, such director has been performing the functions of such committees.  Thus, there is a potential conflict of interest in that our sole director has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our sole director and Ron McIntyre, one of our two officers who is also not a director.  We are not aware of any other conflicts of interest with any of our executive officers or sole director.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes all compensation awarded to, earned by, or paid to our Officers for all services rendered in all capacities to us for the fiscal periods indicated.

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total($)

Andrew Aird (1)	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0
Ron McIntyre (2)	2012	0	0	0	0	0	0	0	0
	2011	0	0	0	0	0	0	0	0
_____
(1) Serves as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director.
(2) Serves as Secretary

None of our directors have received monetary compensation since our formation to the date of this prospectus. We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our formation. Upon the further development of our business, we will likely grant options to directors and officers consistent with industry standards for junior mineral exploration companies.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with any of its officers and directors.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of November 30, 2013:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash($)	Awards($)	Awards($)	Compensation($)	Earnings($)	Compensation($)	Total($)

Andrew Aird (1)	0	0	0	0	0	0	0

(1) Serves as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 90,280,920 shares of our common stock issued and outstanding as of October 25, 2012. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

		Number of
	Name and Address	Shares Owned	Percent of
Title of Class	of Beneficial Owner	Beneficially	Class Owned

Common Stock:	Richard Alexander	50,000,000	55.4

Common Stock:	Mr. Andrew Aird; President, Chief Executive Officer, Chief Financial Officer, Treasurer and	180,000	*
	Director (1)

Common Stock:	Ron McIntyre, Secretary, Treasurer and	-0-	*
	Director (1)

All executive officers and directors as a group		180,000	*
___________
(1)	Unless otherwise noted, the address of each person or entity listed is c/o Tap Resources, Inc., Freonstraat 29, Parimaribo, Republic of Suriname.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 16, 2007, we offered and sold 180,000 (assuming a subsequent reverse stock split) shares of common stock to Andrew Aird, an officer and director of the Company, at a purchase price of $0.001 per share, for aggregate proceeds of $9,500.

The Company has received $59,902 as a loan from Andrew Aird, the President and a director, of the Company. The loans ($57,992 and $1,910) are unsecured, payable on demand and bear no interest. On November 1, 2012, two third party lenders forgave all debts owing to them by the Company for all advances totaling $36,896. All these sums are reflected as an income under statement of operations for the period ended November 30, 2012, as revised and filed in the 10-K for the period ended November 30, 2013.

On September 12, 2012, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with selling stockholders named in this prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”), on a pro rata basis based upon their respective beneficial ownership interest in Infinity Resources, as consideration for all of the issued and outstanding shares of common stock of Infinity held by all the stockholders of Infinity.

As a result of the consummation of the Share Exchange Agreement (i) Infinity became a wholly-owned subsidiary of the Company, and the mineral exploration business of Infinity is now the primary business of the Company, and (ii) the stockholders of Infinity immediately prior to the consummation of the Share Exchange Agreement now hold approximately 99.6% of the shares of common stock of the Company. Additionally, Richard Alexander now beneficially holds approximately 55.4% of the shares of common stock of the Company.

Andrew Aird and Richard Alexander are promoters of the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

De Joya Griffith, LLC, is our registered independent auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

TAP RESOURCES, INC.

Office Locations Las Vegas, NV New York, NY Pune, India Beijing, China

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Tap Resources Inc.

We have audited the accompanying consolidated balance sheets of Tap Resources Inc. (An Exploration  Stage Company) as of November 30, 2013 and 2012, and the related consolidated statements of operations, stockholder’s deficit, and cash flows for the year ended November 30, 2013 and from inception (April 27, 2012) to November 30, 2013. Tap Resources Inc’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over the financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tap Resources Inc. (An Exploration Stage Company) as of November 30, 2013 and 2012 and the result of its operations and its cash flows for the year ended 2013 and from inception (April 27, 2012) to November 30, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ De Joya Griffith, LLC
Henderson, Nevada
March 3, 2014

De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052
Telephone (702) 563-1600 ● Facsimile (702) 920-8049
www.dejoyagriffith.com

TAP RESOURCES, INC.
(F.K.A  Fresh Start Private Holdings, Inc.)
(An Exploration Stage Company)

CONSOLIDATED BALANCE SHEETS
(Audited)

	November 30, 2013	November 30, 2012

ASSETS

CURRENT ASSETS
Cash	$458	$969

TOTAL CURRENT ASSETS	458	969

TOTAL ASSETS	$458	$969

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$106,472	$78,645
Advance from related party (Note 5)	59,902	50,002

TOTAL CURRENT LIABILITIES	166,374	128,647

TOTAL LIABILITIES	166,374	128,647

STOCKHOLDERS’ DEFICIT
Capital stock (Note 7)
Authorized
200,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
90,280,920 shares of common stock, $0.001 par value
(90,280,920 – November 30, 2012)	90,281	90,281
Additional paid-in capital	-	-
Deficit accumulated during the exploration stage	(256,197)	(217,959)

TOTAL STOCKHOLDERS’ DEFICIT	(165,916)	(127,678)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$458	$969

The accompanying notes are an integral part of these consolidated financial statements.

TAP RESOURCES, INC.
(F.K.A  Fresh Start Private Holdings, Inc.)
(An Exploration Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS
(Audited)

	Year ended November 30, 2013	From inception (April 27, 2012) to November 30, 2012	From inception (April 27, 2012) to November 30, 2013

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	$6,877	$4,368	$11,245
Professional fees	31,361	4,192	35,553

NET OPERATING EXPENSES	(38,238)	(8,560)	(46,798)

NET OPERATING LOSS	$(38,238)	$(8,560)	$(46,798)

OTHER INCOME
Forgiveness of debt	-	36,896	36,896

TOTAL OTHER INCOME	-	36,896	36,896

NET PROFIT (LOSS)	$(38,238)	$28,336	$(9,902)

BASIC NET LOSS PER COMMON SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	90,280,920	90,102,270

The accompanying notes are an integral part of these consolidated financial statements.

TAP RESOURCES, INC.
(F.K.A  Fresh Start Private Holdings, Inc.)
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
FOR THE PERIOD FROM INCEPTION (APRIL 27, 2012) TO NOVEMBER 30, 2013
(Audited)

	Common Stock		Additional	Deficit Accumulated During the
	Number of shares	Amount	Paid-in Capital	Exploration Stage	Total

Shares issued for cash – 90,000,000 at $0.000 per share, April 27, 2012	90,000,000	$90,000	$-	$(89,910)	$90

Shares issued for as part of the share exchange agreement- September 12, 2012, recapitalization	280,920	281	-	(156,385)	(156,104)

Net profit for the period	-	-	-	28,336	28,336

Balance, November 30, 2012	90,280,920	90,281		(217,959)	(127,678)

Net (loss) for the period	-	-	-	(38,238)	(38,238)

Balance, November 30, 2013	90,280,920	$90,281		$(256,197)	$(165,916)

The accompanying notes are an integral part of these consolidated financial statements.

TAP RESOURCES, INC.
(F. K. A  Fresh Start Private Holdings, Inc.)
(An Exploration Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS
(Audited)

	Year ended November 30, 2013	Inception (April 27,2012) to November 30, 2012	Inception (April 27, 2012) to November 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	$(38,238)	$28,336	$(9,902)
Forgiveness of debt	-	(36,896)	(36,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase in accounts payable and accrued liabilities	27,827	7,018	34,845
NET CASH USED IN OPERATING ACTIVITIES	(10,411)	(1,542)	(11,953)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash assumed from share exchange agreement	-	511	511
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	511	511

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-	90	90
Related party advances	9,900	1,910	11,810
NET CASH PROVIDED BY FINANCING ACTIVITIES	9,900	2,000	11,900

NET INCREASE (DECREASE) IN CASH	(511)	969	458

CASH, BEGINNING	969	-	-

CASH, ENDING	$458	$969	$458

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITY

Accrued liabilities assumed from share exchange agreement	$-	$(71,627)	$(71,627)
Related party loan assumed from share exchange agreement	$-	$(48,092)	$(48,092)

The accompanying notes are an integral part of these consolidated financial statements.

TAP RESOURCES, INC.
(F.K.A Fresh Start Private Holdings, Inc.)
(An Exploration Stage Company)

CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
NOVEMBER 30, 2013 (Audited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Fresh Start Private Holdings, Inc. (the “Company”) was incorporated in the State of Nevada on November 1, 2006. On July 31, 2012 the Company changed its name to TAP RESOURCES, INC.  We are an exploration stage company, with a mining exploration project (the “Marowijine Project”) in the Republic of Suriname that has not realized any revenues to date.

On September 12, 2012, the Company entered into a Share Exchange Agreement (the ‘Share Exchange Agreement”) which resulted in a Reverse Takeover with selling stockholders named in the prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”), incorporated in the State of Nevada, on April 27, 2012. The acquisition has been treated as a recapitalization of Tap Resources, Inc with Infinity Resources, Inc as the accounting acquirer in accordance with the Reverse Merger rules.  As a result of the consummation of the Share Exchange Agreement Infinity became a wholly-owned subsidiary of the Company and the mineral exploration business of Infinity is now the primary business of the Company.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

To date the Company has generated no revenues from its business operations and has incurred losses since inception of $9,902. As at November 30, 2013, the Company has a working capital deficit of $165,916. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern. The Company intends to continue to fund its mineral exploration business by way of private placements and advances from related parties as may be required. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The Company's bank accounts are deposited in insured institutions.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260,” “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As the company does not have any dilutive shares outstanding as of November 30, 2013, the accompanied financial statements present only basic loss per share.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company follows the liability method of accounting for income taxes in accordance with FASB accounting standards for Accounting for Income Taxes and Accounting for Uncertainty in Income Taxes.  Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Mineral Property Expenditures

The Company is primarily engaged in the acquisition, exploration and development of mineral properties.

Mineral property acquisition costs are capitalized in accordance with FASB ASC 930-805, “Extractive Activities-Mining,” when management has determined that probable future benefits consisting of a contribution to future cash inflows have been identified and adequate financial resources are available or are expected to be available as required to meet the terms of property acquisition and budgeted exploration and development expenditures.  Mineral property acquisition costs are expensed as incurred if the criteria for capitalization are not met.  In the event that mineral property acquisition costs are paid with Company shares, those shares are recorded at the estimated fair value at the time the shares are due in accordance with the terms of the property agreements.

Mineral property exploration costs are expensed as incurred.

When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves and pre-feasibility, the costs incurred to develop such property are capitalized.

Estimated future removal and site restoration costs, when determinable are provided over the life of proven reserves on a units-of-production basis.  Costs, which include production equipment removal and environmental remediation, are estimated each period by management based on current regulations, actual expenses incurred, and technology and industry standards.  Any charge is included in exploration expense or the provision for depletion and depreciation during the period and the actual restoration expenditures are charged to the accumulated provision amounts as incurred.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As of the date of these financial statements, the Company has incurred only property option payments and exploration costs which have been expensed.

To date the Company has not established any proven or probable reserves on its mineral properties.

Asset Retirement Obligations

In accordance with accounting standards for asset retirement obligations (ASC 410), the Company records the fair value of a liability for an asset retirement obligation (ARO) when there is a legal obligation associated with the retirement of a tangible long-lived asset and the liability can be reasonably estimated. No ARO’s associated with legal obligations to retire oil and gas properties have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated ARO. The Company performs periodic reviews of its mineral properties long-lived assets for any changes in facts and circumstances that might require recognition of a retirement obligation.

Fair value of financial instruments

The estimated fair values of financial instruments were determined by management using available market information and appropriate valuation methodologies. The carrying amounts of financial instruments including cash approximate their fair value because of their short maturities.

Stock-based Compensation

The Company accounts for stock-based compensation issued to employees based on FASB accounting standard for Share Based Payment. It requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award – the requisite service period (usually the vesting period). It requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of the FASB accounting standard includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Stock-based Compensation (continued)

As at November 30, 2013, the Company had no stock-based compensation plans nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent pronouncements

The Company has evaluated the recent accounting pronouncements and believes that none of them will have a material effect on the Company’s financial statements.

NOTE 3 – ACQUISITION - INFINITY RESOURCES, INC.

On September 12, 2012, the Company entered into a Share Exchange Agreement (the ‘Share Exchange Agreement”), which resulted in a Reverse Takeover,  with selling stockholders named in the prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”), on a pro rata basis based upon their respective beneficial ownership interest in Infinity Resources, Inc., as consideration for all of the issued and outstanding shares of common stock of Infinity held by all the stockholders of Infinity.

As a result of the consummation of the Share Exchange Agreement Infinity became a wholly-owned subsidiary of the Company and the mineral exploration business of Infinity is now the primary business of the Company, and the stockholders of Infinity immediately prior to the consummation of the Share Exchange Agreement now hold approximately 99.6% of the shares of common stock of the Company.

NOTE 4 – MAROWIJNE RIVER – MINERAL RIGHTS PARTNERSHIP AGREEMENT

On May 30, 2012 Infinity Resources, Inc. (“Infinity”) entered in to a Mineral Rights Partnership Agreement with Surmi Company N.V. (“Surmi”) to acquire the exclusive right and option to an undivided 100% of the right, title and interest in and the property located in the district of Sipaliwini, along the left bank of Marowijine River in the Brokopondo mining district of Suriname, South America, under the following payment terms;

(a)	Infinity, or its permitted assigns, incurring exploration expenditures on the Claims of a minimum of $100,000 on or before December 31, 2013 ( first payment extended to December 31, 2013); and
(b)	Infinity, or its permitted assigns, incurring exploration expenditures on the Claims of a further $125,000 on or before December 31, 2013; and
(c)	Infinity, or its permitted assigns, incurring exploration expenditures on the Claims of a further $125,000 on or before December 31, 2014.
(d)
Infinity further agrees to pay Surmi, commencing January 1, 2013 (first payment extended to December 31, 2013), the sum of $25,000 per annum for so long as Infinity, or its permitted assigns, holds any interest in the Claims.

(e)
Company is waiting for confirmation documentation from Surmi that the claims have been renewed by the government prior to any further payment(s).  As the Company has not made the payment and pursuant to Section 5.1 of the agreement failure to make such payment shall result in termination of the agreement. The Company expects to receive confirmation by March 2014.

NOTE 5 – ADVANCES FROM RELATED PARTY

The Company has received $59,902 and $50,002 as a loan from shareholders of the Company up to November 30, 2013 and November 30, 2012. The loans at November 30, 2013 and 2012 ($57,992 and $1,910 respectively) are unsecured, payable on demand and bear no interest.

NOTE 6 – LOANS PAYABLE

On November 1, 2012, two third parties forgave all debts owing to them by the Company for all advances loans totalling $36,896.  All these sums were reflected as other income under statement of operations for the period ended November 30, 2012.

NOTE 7 – CAPITAL STOCK

On April 27, 2012 Infinity issued 90,000,000 common shares at a price less than par value which resulted in reduction in retained earnings by $89,910.

On September 12, 2012, the Company entered into a Share Exchange Agreement (the ‘Share Exchange Agreement”) with selling stockholders named in the prospectus, pursuant to which the Company offered and sold an aggregate of 90,000,000 shares of common stock to all the stockholders of Infinity Resources, Inc., a Nevada corporation (“Infinity”).

As a result of the Reverse Merger with Infinity Resources Inc., Tap Resources, Inc. carried forward 280,920 commons shares, valued at $156,105 in net liabilities assumed of Tap Resources, Inc. prior to September 12, 2012. The net liabilities consisted of $511 in cash, $71,627 in accrued liabilities, $48,092 in related party advances and $36,896 in third party advances which were subsequently forgiven by the the third parties (see Note 6).

NOTE 8 – INCOME TAXES

For the years ended November 30, 2013 and 2012, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At November 30, 2013 and 2012, the Company had approximately $46,798 and $8,560 of federal and state net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2026. The provision for income taxes consisted of the following components for the years ended November 30:

Components of net deferred tax assets, including a valuation allowance, are as follows at November 30:

	November 30
	2013	2012
Deferred tax assets:
Net operating loss carry forwards	$16,380	$2,996
Valuation allowance	(16,380)	(2,996)
Total deferred tax assets	$-	$-

The valuation allowance for deferred tax assets as of November 30, 2013 and 2012 was $16,380 and $2,996 respectively.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of November 30, 2013 and 2012, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at November 30:

2013 & 2012
Federal statutory tax rate	(35)%
Permanent difference and other	35%

NOTE 9 – PRIOR PERIOD RECLASSIFICATION

During the year ended November 30, 2013, the management of the Company discovered documentation and realized that they should have considered the forgiveness of the loans payable entered into on November 1, 2012 as other income rather than additional paid in capital, as these were third party loan forgiveness. The Company has corrected the error during 2013 and presented the November 30, 2012 balance sheet, statement of operations and cash flow with the correction. There is no need to restate the prior period financial statements because the changes were immaterial to the overall financial statements.

BALANCE SHEET AS OF NOVEMBER 30, 2012	As Originally Filed	Adjustments Increase/(Decrease)	As Restated

ASSETS:
Cash	$969	$-	$969
TOTAL ASSETS	$969	$-	$969

LIABILITIES:
Accounts payable and accrued liabilities	$78,645	$-	$78,645
Advances from related party	50,002	-	50,002

TOTAL LIABILITIES	$128,647	$-	$128,647

STOCK HOLDERS’ DEFICIT:
Common stock	90,281		90,281
Additional paid in capital	36,896	(36,896)	-
Deficit accumulated during development stage	(254,855)	36,896	(217,959)

TOTAL STOCKHOLDERS’ DEFICIT	$(127,678)	$-	$(127,678)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$969	$-	$969

CONSOLIDATED STATEMENT OF OPERATIONS AS OF NOVEMBER 30, 2012	As Originally Filed	Adjustments Increase/(Decrease)	As Restated

GENERAL AND ADMINISTRATIVE EXPENSES
Office and general	$4,368	-	$4,368
Professional fees	4,192	-	4,192

NET OPERATING EXPENSES	(8,560)	-	(8,560)

NET OPERATING LOSS	$(8,560)	-	$(8,560)

OTHER INCOME
Forgiveness of debt	$-	36,896	$36,896

TOTAL OTHER INCOME	-	36,896	36,896

NET PROFIT (LOSS)	$(8,560)	36,896	$28,336

BASIC NET PROFIT (LOSS) PER COMMON SHARE	$(0.00)	$-	$0.00
WEIGHTED AVERAVE NUMBER OF BASIC COMMON SHARES OUTSTANDING	90,102,2700	-	90,102,270

NOTE 9 – PRIOR PERIOD RECLASSIFICATION (continued)

CONSOLIDATED STATEMENT OF CASH FLOWS AS OF NOVEMBER 30, 2012	As Originally Filed	Adjustments Increase/(Decrease)	As Restated

CASH FLOWS FROM OPERATING ACTIVITIES
Net profit (loss)	$(8,560)	$36,896	28,336
Forgiveness of debt	$-	$(36,896)	(36,896)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities
Increase in accounts payable and accrued liabilities	$7,018	$-	7,018
NET CASH USED IN OPERATING ACTIVITIES	$(1,542)	$-	(1,542)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash assumed from share exchange agreement	511		511
NET CASH PROVIDED BY INVESTING ACTIVITIES	$511	$-	511
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	$90	$-	90
Related party advances	$1,910	$-	1,910
NET CASH PROVIDED BY FINANCING ACTIVITIES	$2,000	$-	2,000

NET INCREASE (DECREASE) IN CASH	$969	$-	969
CASH BEGINNING	$-	$-	$-
CASH, ENDING	$969	$-	$969

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for;
Interest	$-	$-	$-
Income taxes	$-	$-	$-

CASH FLOWS FROM INVESTING ACTIVITIES
Accrued liabilities assumed from share exchange agreement	$(71,627)	$-	$(71,627)
Related party loan assumed from share exchange agreement	$(84,988)	$36,896	$(48,092)

PROSPECTUS

TAP RESOURCES, INC.

40,000,000 SHARES OF
COMMON STOCK
TO BE SOLD BY CURRENT SHAREHOLDERS

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 2014 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ______________, 2014.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling stockholders.
Amount
Item	(US$)
SEC Registration Fee	$20.31
Transfer Agent Fees	1,000.00
Legal Fees	5,000.00
Accounting Fees	5,000.00
Printing Costs	500.00
Miscellaneous	1,000.00
TOTAL	$12,520.31

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers.  Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have issued and sold the following securities without registration.

On September 12, 2012, we offered and sold and aggregate of 90,000,000 shares of common stock to each of 11 purchasers, at a purchase price of $0.001 per share, for aggregate proceeds of $5,000.   The offer and sale was made under the terms and conditions of that certain Share Exchange Agreement (the “Share Exchange Agreement”) with the 11 selling stockholders named in this prospectus The offering was made to non-U.S. persons, offshore of the U.S., with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

2.1	Share Exchange Agreement dated September 12, 2012, by and between the Company and all the stockholders of Infinity Resources, Inc. (3)
3.1.1	Articles of Incorporation of Registrant (2)
3.1.2	Certificate of Change effecting 45-for-1 forward stock split (1)
3.1.3	Certificate of Amendment increasing authorized shares of common stock to 200,000,000 (1)
3.1.4	Certificate of Amendment changing name to Fresh Start Private Holdings, Inc. (1)
3.1.5	Certificate of Change effecting 250-for-1 reverse stock split (1)
3.1.6	Certificate of Amendment changing name to Tap Resources, Inc. (1)
3.2.1	Bylaws of the Registrant (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
10.1	Mineral Rights Partnership Agreement dated May 30, 2012, by and between Infinity Resources Inc. (formerly named “Bravo Resources Inc.”) and Surmi Company N.V. (1)
10.2	Mineral Rights Partnership Agreement – Extension dated March 31, 2013, by and between Infinity Resources Inc. (formerly named “Bravo Resources Inc.”) and Surmi Company N.V. (2)
10.3	Mineral Rights Partnership Agreement - Extension dated June 1, 2013, by and between Infinity Resources Inc. (formerly named “Bravo Resources Inc.”) and Surmi Company N.V. (2)
21.1	Subsidiaries of Tap Resources, Inc. (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of De Joya Griffith & Company, LLC
23.3	Consent of Dennis LaPoint
101.INS **	XBRL Instance Document
101.SCH **	XBRL Taxonomy Extension Schema Document
101.CAL **	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF **	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB **	XBRL Taxonomy Extension Label Linkbase Document
101.PRE **	XBRL Taxonomy Extension Presentation Linkbase Document
______
(1)  Incorporated by reference to the Registrant’s Form S-1 (File No. 333-185102), filed with the Commission on November 21, 2012.
(2)  Incorporated by reference to the Registrant’s Amendment No. 2 to  Form S-1 (File No. 333-185102), filed with the Commission on October 8, 2013.
(3)  Incorporated by reference to the Registrant’s Amendment No. 3 to Form S-1 (File No. 333-185102), filed with the Commission on January 16, 2014.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, on  March 18, 2014.

TAP RESOURCES, INC. (Registrant)

By:	/s/ Andrew Aird
Andrew Aird,
President and Chief Executive Officer
(principal executive officer, principal financial officer and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Aird, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Tap Resources, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrew Aird
Andrew Aird	President and Chief Executive Officer, Treasurer, and Director (principal executive officer, principal financial officer and principal accounting officer)	March 18, 2014

EXHIBIT INDEX

Exhibit	Description

2.1	Share Exchange Agreement dated September 12, 2012, by and between the Company and all the stockholders of Infinity Resources, Inc. (3)
3.1.1	Articles of Incorporation of Registrant (2)
3.1.2	Certificate of Change effecting 45-for-1 forward stock split (1)
3.1.3	Certificate of Amendment increasing authorized shares of common stock to 200,000,000 (1)
3.1.4	Certificate of Amendment changing name to Fresh Start Private Holdings, Inc. (1)
3.1.5	Certificate of Change effecting 250-for-1 reverse stock split (1)
3.1.6	Certificate of Amendment changing name to Tap Resources, Inc. (1)
3.2.1	Bylaws of the Registrant (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered (1)
10.1	Mineral Rights Partnership Agreement dated May 30, 2012, by and between Infinity Resources Inc. (formerly named “Bravo Resources Inc.”) and Surmi Company N.V. (1)
10.2	Mineral Rights Partnership Agreement – Extension dated March 31, 2013, by and between Infinity Resources Inc. (formerly named “Bravo Resources Inc.”) and Surmi Company N.V. (2)
10.3	Mineral Rights Partnership Agreement - Extension dated June 1, 2013, by and between Infinity Resources Inc. (formerly named “Bravo Resources Inc.”) and Surmi Company N.V. (2)
21.1	Subsidiaries of Tap Resources, Inc. (2)
23.1	Consent of Law Offices of Thomas E. Puzzo, PLLC (included in Exhibit 5.1)
23.2	Consent of De Joya Griffith & Company, LLC
23.3	Consent of Dennis LaPoint
101.INS **	XBRL Instance Document
101.SCH **	XBRL Taxonomy Extension Schema Document
101.CAL **	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF **	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB **	XBRL Taxonomy Extension Label Linkbase Document
101.PRE **	XBRL Taxonomy Extension Presentation Linkbase Document
______
(1)  Incorporated by reference to the Registrant’s Form S-1 (File No. 333-185102), filed with the Commission on November 21, 2012.
(2)  Incorporated by reference to the Registrant’s Amendment No. 2 to  Form S-1 (File No. 333-185102), filed with the Commission on October 8, 2013.
(3)  Incorporated by reference to the Registrant’s Amendment No. 3 to Form S-1 (File No. 333-185102), filed with the Commission on January 16, 2014.

** XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.